Exhibit 99.2

Sears

T·J·maxx
511

TARGET

WHOLE FOODS
MARKET
LOCAL

STARBUCKS
COFFEE

FOURTH QUARTER 2014

SUPPLEMENTAL FINANCIAL INFORMATION

RPAI®

Retail Properties of America, Inc.

www.rpai.com | NYSE: RPAI

TABLE OF CONTENTS

EARNINGS RELEASE .... i-vii

FINANCIAL SUMMARY

Consolidated Balance Sheets 1
Consolidated Statements of Operations 2
Funds From Operations, Operating FFO and Additional Information 3
Supplemental Financial Statement Detail 4
Net Operating Income 5
Capitalization 6
Unsecured Credit Facility Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9-10

TRANSACTION SUMMARY

Acquisitions 11
Dispositions 12

PORTFOLIO SUMMARY

Property Overview 13
State/Regional Summary 14
Retail Operating Portfolio Occupancy 15
Top Retail Tenants 16
Retail Leasing Activity Summary 17
Retail Lease Expirations 18

OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 19-23

Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, Illinois 60523
855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS
Oak Brook, IL – February 17, 2015 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2014.
FINANCIAL RESULTS
For the quarter ended December 31, 2014, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $62.7 million, or $0.27 per share, compared to $70.7 million, or $0.30 per share, for the same period in 2013;

▪	Funds From Operations (FFO) of $61.2 million, or $0.26 per share, compared to $71.8 million, or $0.30 per share, for the same period in 2013;

▪	Net income attributable to common shareholders of $23.5 million, or $0.10 per share, compared to $34.7 million, or $0.15 per share, for the same period in 2013.
For the year ended December 31, 2014, the Company reported:

▪	Operating FFO of $257.2 million, or $1.09 per share, compared to $246.8 million, or $1.05 per share, for 2013;

▪	FFO of $255.7 million, or $1.08 per share, compared to $266.7 million, or $1.14 per share, for 2013;

▪	Net income attributable to common shareholders of $33.9 million, or $0.14 per share, compared to $4.2 million, or $0.02 per share, for 2013.
OPERATING RESULTS
For the quarter ended December 31, 2014, the Company’s portfolio results were as follows:

▪
1.3% increase in same store net operating income (NOI) over the comparable period in 2013, based on same store occupancy of 94.6% at December 31, 2014, up 90 basis points from 93.7% at September 30, 2014 and December 31, 2013;

▪
Total portfolio percent leased, including leases signed but not commenced: 95.6% at December 31, 2014, up 60 basis points from 95.0% at September 30, 2014 and up 90 basis points from 94.7% at December 31, 2013;

▪
Retail portfolio percent leased, including leases signed but not commenced: 95.4% at December 31, 2014, up 70 basis points from 94.7% at September 30, 2014 and up 100 basis points from 94.4% at December 31, 2013;

▪	732,000 square feet of retail leasing transactions comprised of 139 new and renewal leases;

▪	Positive comparable cash leasing spreads of 2.0%.
For the year ended December 31, 2014, the Company’s portfolio results were as follows:

▪	3.3% increase in same store NOI over the comparable period in 2013;

▪	3,965,000 square feet of retail leasing transactions comprised of 711 new and renewal leases;

▪	Positive comparable cash leasing spreads of 5.3%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

“RPAI posted another exceptional year, meeting or exceeding our financial, operational and transactional objectives,” stated Steve Grimes, president and chief executive officer. “Looking forward, we expect 2015 to be a year of significant progress for the Company in which we will substantially improve our concentration in our target markets and proactively address longer term risks to our tenant base through the strategic remerchandising of anchor space, all while continuing to enhance our balance sheet strength and flexibility. We are off to a very strong start, with the announcement of nearly $375 million of acquisition activity that has already closed or been placed under contract.”
2014 INVESTMENT ACTIVITY
In 2014, the Company continued to make substantial progress refining its portfolio with total transaction activity of $613.3 million, including the Company’s pro rata share of unconsolidated joint ventures, consisting of $289.6 million of acquisitions and $323.7 million of dispositions.
Acquisitions
In 2014, the Company completed $289.6 million of acquisitions, including the Company’s pro rata share of unconsolidated joint ventures. During the quarter, the Company acquired Avondale Plaza (“Avondale”) through an off-market negotiation, on an unencumbered basis, for a gross purchase price of $15.1 million. Avondale is a 39,000 square foot grocery-anchored shopping center located in the Seattle Metropolitan Statistical Area (“MSA”). The property is 100% occupied and is anchored by PCC Natural Markets, a certified organic grocer.
Additionally, during the quarter, the Company acquired a parcel at one of its existing power centers, on an unencumbered basis, for a gross purchase price of $5.8 million. The 44,000 square foot parcel is located at Lakewood Towne Center in the Seattle MSA and is occupied by Marshalls, Dollar Tree and Great Clips.
Dispositions
In 2014, the Company completed $323.7 million of dispositions, of which $154.3 million closed in the fourth quarter. During the quarter, the Company sold 14 assets which included seven non-strategic multi-tenant retail assets for $117.7 million, six single-user retail assets for $25.1 million and one industrial asset for $11.5 million. Subsequent to year end, the Company sold one office asset, which was classified as held for sale at December 31, 2014, for $17.2 million.
2015 ACQUISITION ACTIVITY
In 2015, the Company has continued to execute on its investment strategy of acquiring high quality, multi-tenant retail assets in its target markets, with total acquisitions closed or under contract of $373.1 million. These assets are located in the Washington, D.C., Austin and Seattle MSAs, strengthening the Company’s multi-tenant retail footprint in its target markets by 847,000 square feet. The properties possess strong demographic profiles, with weighted average household income of $135,000 and weighted average population of 105,000 within a three-mile radius.
Washington, D.C. MSA
As previously announced, subsequent to year end, the Company acquired the retail portion of Downtown Crown, Merrifield Town Center and Fort Evans Plaza II, all on an unencumbered basis, for a gross purchase price of $284.3 million. In addition, the Company entered into a purchase agreement to acquire Tysons Corner (“Tysons”) through an off-market negotiation, on an unencumbered basis, for a gross purchase price of $31.7 million. Tysons is comprised of 38,000 square feet and is anchored by Golfsmith, with national fast-casual tenant offerings including, Chipotle, Chick-fil-A and Roti. The property sits in an affluent and dense trade area and is adjacent to the Silver Line Metrorail. The transaction is expected to close during the first quarter of 2015, subject to satisfaction of customary closing conditions.

As a result of these transactions, the Company will own three million square feet in the Washington, D.C./Baltimore MSAs, with strong portfolio trade area demographics, including weighted average household income of $110,000 and weighted average population of 99,000 within a three-mile radius.
Austin and Seattle MSAs
The Company entered into a purchase agreement to acquire Cedar Park Town Center (“Cedar Park”), on an unencumbered basis, for a gross purchase price of $39.1 million. Cedar Park is a 182,000 square foot community center located in the Austin MSA. The property is situated at the intersection of two major freeways, with visibility and access to more than 73,000 vehicles per day. Cedar Park is shadow-anchored by Costco and is 94.5% occupied and leased to an impressive mix of national and regional retail tenants, including At Home, Chipotle, BJ’s Brewhouse and In-N-Out Burger. The transaction is expected to close during the first quarter of 2015, subject to satisfaction of customary closing conditions.
In addition, the Company entered into a purchase agreement to acquire a grocery-anchored shopping center in the Seattle MSA through an off-market negotiation, on an unencumbered basis, for a gross purchase price of $18.0 million. The transaction is expected to close during the second quarter of 2015, subject to satisfaction of customary closing conditions.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2014, the Company had $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.8x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.1x. Consolidated indebtedness had a weighted average contractual interest rate of 5.03% and a weighted average maturity of 4.3 years.
During 2014, the Company executed on significant capital markets initiatives, including the following:

▪	In January, received its first investment grade credit rating of (P)Baa3 with a stable outlook from Moody’s Investors Service;

▪
In May, closed its inaugural private placement unsecured notes offering to institutional investors by issuing $250 million of senior unsecured notes, consisting of $150 million of notes with a ten-year term, priced at a fixed interest rate of 4.58%, and $100 million of notes with a seven-year term, priced at a fixed interest rate of 4.12%, resulting in a weighted average fixed interest rate of 4.40%;

▪	In October, received its second investment grade credit rating of BBB- with a stable outlook from Standard and Poor’s Ratings Services;

▪
Throughout 2014, repaid and defeased $179.5 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 6.08%, of which $4.8 million was defeased in the fourth quarter, with a contractual interest rate of 7.50%.

2015 EARNINGS GUIDANCE
The Company expects to generate Operating FFO per share of $0.97 - $1.01 in 2015, as detailed below:

▪
Generate same store NOI growth of 0.0% - 2.0%. The Gateway, an asset which was impaired below the debt balance in the third quarter of 2014, and Towson Circle, a pending redevelopment asset in the Baltimore MSA, have been removed from the Company’s same store portfolio effective January 1, 2015. The Company expects 2015 same store NOI growth to be negatively impacted by approximately 150 - 200 basis points due to the downtime associated with strategic remerchandising activities, which will significantly reduce the Company’s exposure to several watch list tenants;

▪	Acquire approximately $400 - $450 million of strategic acquisitions in the Company’s target markets;

▪	Dispose of approximately $500 million of non-core and non-strategic assets;

▪	Incur approximately $40 - $42 million of general and administrative expenses, primarily as a result of higher compensation expense; and

▪	Issue $250 million of unsecured debt capital during the first half of 2015.
The following table reconciles the Company’s reported 2014 Operating FFO to the Company’s 2015 Operating FFO guidance range.

	Low	High
2014 Operating FFO per common share outstanding	$1.09	$1.09

Same store NOI, excluding the impact of strategic remerchandising activities	0.03	0.05
Same store NOI related to strategic remerchandising activities	(0.03)	(0.02)
Total same store NOI	0.00	0.03

Non-cash items(1)	(0.02)	(0.02)
General and administrative expenses	(0.03)	(0.02)
Lease termination fee income(2)	(0.01)	(0.01)
The Gateway, redevelopment and development assets(3)	(0.02)	(0.02)
Impact of 2014 investment activity(4)	(0.03)	(0.03)
Impact of 2015 investment activity(4)	(0.01)	(0.01)
2015 estimated Operating FFO per common share outstanding	$0.97	$1.01

(1)
The Company expects non-cash items, which include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense to total approximately $(0.8) - $(1.3) million in 2015

(2)	The Company has not forecasted any lease termination fee income for 2015

(3)
NOI from The Gateway, the two pending redevelopment assets (Boulevard at the Capital Centre and Towson Circle) and Bellevue, one of the Company's development assets, is expected to be approximately $4.0 million lower in 2015 than 2014

(4)	Reflects the relative timing of acquisitions and dispositions during the year
DIVIDEND
On February 10, 2015, the Company’s Board of Directors declared the first quarter 2015 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning January 1, 2015, which will be paid on March 31, 2015, to preferred shareholders of record on March 20, 2015.
On February 10, 2015, the Company’s Board of Directors also declared the first quarter 2015 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on April 10, 2015, to Class A common shareholders of record on March 27, 2015.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast, on Wednesday, February 18, 2015 at 11:00 AM EST, to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.

A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EST) on February 18, 2015, until midnight (EST) on March 1, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13598199.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of December 31, 2014, the Company owned 208 retail operating properties representing 30.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, market price of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, interest rates and operating costs, rental rates and/or vacancy rates, risks generally associated with real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to effectively manage growth, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO. The Company believes that, subject to the following limitations, FFO provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.

v

The Company also reports Operating FFO, which is defined as FFO excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from the Company's calculation of FFO. The Company believes that Operating FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI represents NOI from the Company’s same store portfolio consisting of 197 operating properties acquired or placed in service and stabilized prior to January 1, 2013. NOI from Other Investment Properties represents NOI primarily from properties acquired during 2013 and 2014, the Company’s development properties, a property where the Company began activities during 2014 in anticipation of a future redevelopment, the investment properties that were sold or held for sale in 2014 that did not qualify for discontinued operations treatment, and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. The Company believes that Same Store NOI and NOI from Other Investment Properties are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO and Operating FFO Guidance

	Per Share Guidance Range Full Year 2015
	Low	High

Net income attributable to common shareholders	$0.53	$0.57
Depreciation and amortization	0.89	0.89
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.53)	(0.53)
FFO	$0.89	$0.93

Impact on earnings from the early extinguishment of debt, net	0.08	0.08
Provision for hedge ineffectiveness	—	—
Other	—	—
Operating FFO	$0.97	$1.01

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2014	December 31, 2013
Assets
Investment properties:
Land	$1,195,369	$1,174,065
Building and other improvements	4,442,446	4,586,657
Developments in progress	42,561	43,796
	5,680,376	5,804,518
Less accumulated depreciation	(1,365,471)	(1,330,474)
Net investment properties	4,314,905	4,474,044

Cash and cash equivalents	112,292	58,190
Investment in unconsolidated joint ventures	—	15,776
Accounts and notes receivable (net of allowances of $7,497 and $8,197, respectively)	86,013	80,818
Acquired lease intangible assets, net	125,490	129,561
Assets associated with investment properties held for sale	33,640	8,616
Other assets, net	131,520	110,571
Total assets	$4,803,860	$4,877,576

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $3,972 and $1,175, respectively, and unamortized discount of $(470) and $(981), respectively)	$1,634,465	$1,684,633
Unsecured notes payable	250,000	—
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	—	165,000
Accounts payable and accrued expenses	61,129	54,457
Distributions payable	39,187	39,138
Acquired lease intangible liabilities, net	100,641	91,881
Liabilities associated with investment properties held for sale	8,203	6,603
Other liabilities	70,860	77,030
Total liabilities	2,614,485	2,568,742

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of December 31, 2014 and 2013; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,602 and 236,302 shares issued and outstanding as of December 31, 2014 and 2013, respectively	237	236
Additional paid-in capital	4,922,864	4,919,633
Accumulated distributions in excess of earnings	(2,734,688)	(2,611,796)
Accumulated other comprehensive loss	(537)	(738)
Total shareholders' equity	2,187,881	2,307,340
Noncontrolling interests	1,494	1,494
Total equity	2,189,375	2,308,834
Total liabilities and equity	$4,803,860	$4,877,576

4th Quarter 2014 Supplemental Information	1

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Rental income	$119,592	$113,400	$474,684	$433,591
Tenant recovery income	29,633	28,148	115,719	101,962
Other property income	4,306	9,141	10,211	15,955
Total revenues	153,531	150,689	600,614	551,508

Expenses:
Property operating expenses	24,492	23,613	96,798	89,067
Real estate taxes	20,718	18,574	78,773	71,191
Depreciation and amortization	52,385	60,134	215,966	222,710
Provision for impairment of investment properties	11,825	32,303	72,203	59,486
General and administrative expenses	11,435	8,370	34,229	31,533
Total expenses	120,855	142,994	497,969	473,987

Operating income	32,676	7,695	102,645	77,521

Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in loss of unconsolidated joint ventures, net (a)	(645)	(510)	(2,088)	(1,246)
Gain on sale of joint venture interest	—	17,499	—	17,499
Gain on change in control of investment properties	—	5,435	24,158	5,435
Interest expense	(32,743)	(34,440)	(133,835)	(146,805)
Other income, net	76	595	5,459	4,741
(Loss) income from continuing operations	(636)	(3,726)	597	(42,855)

Discontinued operations:
Income (loss), net	—	6,169	(148)	9,396
Gain on sales of investment properties	—	34,644	655	41,279
Income from discontinued operations	—	40,813	507	50,675
Gain on sales of investment properties	26,501	—	42,196	5,806
Net income	25,865	37,087	43,300	13,626
Net income attributable to the Company	25,865	37,087	43,300	13,626
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$23,502	$34,724	$33,850	$4,176

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.10	$(0.03)	$0.14	$(0.20)
Discontinued operations	—	0.18	—	0.22
Net income per common share attributable to common shareholders	$0.10	$0.15	$0.14	$0.02

Weighted average number of common shares outstanding - basic	236,204	236,151	236,184	234,134

Weighted average number of common shares outstanding - diluted	236,207	236,151	236,187	234,134

(a)
Reported amounts include our loss attributable to our ownership interests in our Oak Property and Casualty, MS Inland, RioCan and Hampton unconsolidated joint ventures. All of our unconsolidated joint venture arrangements were dissolved prior to December 31, 2014.

4th Quarter 2014 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO), Operating FFO and Additional Information
(amounts in thousands, except per share amounts and percentages)
(unaudited)

FFO and Operating FFO (a) (b)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income attributable to common shareholders	$23,502	$34,724	$33,850	$4,176
Depreciation and amortization	52,385	61,791	216,676	241,152
Provision for impairment of investment properties	11,825	32,893	72,203	92,319
Gain on sales of investment properties (c)	(26,501)	(57,578)	(67,009)	(70,996)
FFO	$61,211	$71,830	$255,720	$266,651

FFO per common share outstanding	$0.26	$0.30	$1.08	$1.14

FFO	$61,211	$71,830	$255,720	$266,651
Impact on earnings from the early extinguishment of debt, net	1,494	2,869	10,479	(15,914)
Joint venture investment impairment	—	—	—	1,834
Reversal of excise tax accrual (d)	—	—	(4,594)	—
Provision for hedge ineffectiveness	25	(21)	12	(912)
Gain on extinguishment of other liabilities	—	(3,511)	(4,258)	(3,511)
Other	—	(432)	(199)	(1,349)
Operating FFO	$62,730	$70,735	$257,160	$246,799

Operating FFO per common share outstanding	$0.27	$0.30	$1.09	$1.05

Weighted average number of common shares outstanding - basic	236,204	236,151	236,184	234,134
Dividends declared per common share	$0.165625	$0.165625	$0.6625	$0.6625

Additional Information
Lease-related expenditures (e)
Same store	$8,338	$13,372	$32,270	$36,001
Other investment properties	$661	$1,333	$4,665	$3,118
Discontinued operations	$—	$94	$—	$6,562
Pro rata share of unconsolidated joint ventures	$—	$35	$34	$299

Capital expenditures (f)
Same store	$5,529	$8,464	$14,701	$17,101
Other investment properties	$365	$207	$1,323	$1,032
Discontinued operations	$—	$7	$6	$337
Pro rata share of unconsolidated joint ventures	$—	$21	$28	$111

Straight-line rental income, net (b)	$802	$455	$4,790	$(487)
Amortization of above and below market lease intangibles and lease inducements (b)	$687	$(43)	$1,395	$643
Non-cash ground rent expense (b) (g)	$815	$1,223	$3,329	$3,898

(a)	Refer to page 19 for definitions of FFO and Operating FFO.

(b)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(c)
Gain on sales of investment properties for the year ended December 31, 2014 includes the gain on change in control of investment properties of $24,158 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014. Gain on sales of investment properties for the year ended December 31, 2013 includes the gain on sale of joint venture interest of $17,499 and the gain on change in control of investment properties of $5,435 recognized pursuant to the dissolution of our RioCan unconsolidated joint venture on October 1, 2013.

(d)	Included in "Other income, net" in the consolidated statements of operations.

(e)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(f)	Consists of payments for building, site and other improvements and excludes developments in progress.

(g)	Includes amortization of acquired ground lease intangibles.

4th Quarter 2014 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	December 31, 2014	December 31, 2013
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,639 and $6,549, respectively)	$33,349	$31,096
Straight-line receivables (net of allowances of $858 and $1,648, respectively)	52,664	49,722
Total	$86,013	$80,818

Other Assets, net
Deferred costs, net	$44,588	$48,790
Restricted cash and escrows	58,469	40,198
Other assets, net	28,463	21,583
Total	$131,520	$110,571

Other Liabilities
Unearned income	$21,823	$24,633
Straight-line ground rent liability	31,519	31,920
Fair value of derivatives	562	751
Other liabilities	16,956	19,726
Total	$70,860	$77,030

Developments in Progress
Active developments	$3,081	$4,321
Property available for future development	39,480	39,475
Total	$42,561	$43,796

Supplemental Statements of Operations Detail (a)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Rental Income
Base rent	$116,006	$111,287	$461,874	$427,167
Percentage and specialty rent	2,097	1,688	6,660	6,082
Straight-line rent	802	454	4,781	(381)
Amortization of above and below market lease intangibles and lease inducements	687	(29)	1,369	723
Total	$119,592	$113,400	$474,684	$433,591

Other Property Income
Lease termination income	$2,388	$7,398	$2,667	$8,910
Other property income	1,918	1,743	7,544	7,045
Total	$4,306	$9,141	$10,211	$15,955

Bad Debt Expense	$84	$308	$1,634	$1,626

Non-Cash Ground Rent Expense (b)	$815	$1,118	$3,329	$3,393

Management Fee Income from Joint Ventures (c)	$—	$237	$338	$2,507

Acquisition Costs (d)	$1,908	$860	$2,271	$937

Capitalized Interest	$—	$—	$—	$—

(a)
Amounts previously reflected in "Loss on lease terminations" have been reclassified and are now included in "Rental income" or "Depreciation and amortization" as appropriate. The "Write-off of tenant-related above and below market lease intangibles and lease inducements" is included in "Amortization of above and below market lease intangibles and lease inducements" as a component of "Rental income" and the "Write-off of tenant improvements and in-place lease intangibles" is included in "Depreciation and amortization."

(b)	Includes amortization of acquired ground lease intangibles.

(c)	Included in "Other income, net" in the consolidated statements of operations.

(d)	Included in "General and administrative expenses" in the consolidated statements of operations.

4th Quarter 2014 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(amounts in thousands)

Same store portfolio (a)
	December 31,
	2014	2013	Change

Occupancy	94.6%	93.7%	0.9%

Percent leased (b)	95.6%	94.6%	1.0%

Same store NOI (c)
	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	Change	2014	2013	Change

Operating revenues
Rental income	$100,280	$97,952		$395,800	$386,962
Tenant recovery income	24,997	24,356		96,130	91,295
Other property income	1,724	1,630		6,749	6,759
	127,001	123,938		498,679	485,016
Operating expenses
Property operating expenses	19,789	18,977		76,014	74,519
Bad debt expense	228	243		1,100	1,768
Real estate taxes	16,970	15,889		65,339	63,758
	36,987	35,109		142,453	140,045

Same store NOI (d)	$90,014	$88,829	1.3%	$356,226	$344,971	3.3%
NOI from other investment properties	15,245	13,088		63,329	40,725
Total NOI from continuing operations	$105,259	$101,917	3.3%	$419,555	$385,696	8.8%

Combined NOI from continuing operations (e)	$105,259	$102,923		$421,210	$396,406

Combined NOI (Net operating loss) from discontinued operations (e)	$—	$3,802		$(81)	$20,655

(a)
Consists of 197 properties and excludes properties acquired during 2013 and 2014, our development properties, an anticipated redevelopment property, investment properties sold or classified as held for sale during 2014 and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014.

(b)	Includes leases signed but not commenced.

(c)
NOI is defined as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

(d)
The Gateway, an investment property which was impaired below the debt balance in the third quarter of 2014, will be removed from the same store pool beginning January 1, 2015. Same store NOI includes NOI from The Gateway of $1,150 and $1,734 for the three months ended December 31, 2014 and 2013, respectively, and $6,539 and $7,587 for the year ended December 31, 2014 and 2013, respectively.

(e)
Combined data includes our wholly-owned and consolidated portfolio in addition to our pro rata share of investment property unconsolidated joint ventures, all of which were dissolved prior to June 30, 2014.

4th Quarter 2014 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(amounts in thousands, except ratios)

Capitalization Data
	December 31, 2014	December 31, 2013
Equity Capitalization
Common stock shares outstanding	236,602	236,302
Common share price	$16.69	$12.72
	3,948,887	3,005,761
Series A preferred stock	135,000	135,000
Total equity capitalization	$4,083,887	$3,140,761

Debt Capitalization
Mortgages payable	$1,630,963	$1,684,439
Mortgages payable associated with investment properties held for sale	8,075	6,435
Premium, net of accumulated amortization	3,972	1,175
Discount, net of accumulated amortization	(470)	(981)
Total mortgage debt, net	1,642,540	1,691,068

Unsecured notes payable	250,000	—
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	—	165,000
Total consolidated debt capitalization	2,342,540	2,306,068

Pro rata share of our investment property unconsolidated joint ventures' total debt	—	28,507

Combined debt capitalization	2,342,540	2,334,575

Total capitalization at end of period	$6,426,427	$5,475,336

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	December 31, 2014	December 31, 2013

Total consolidated debt	$2,342,540	$2,306,068
Less: consolidated cash and cash equivalents	(112,292)	(58,190)
Net debt	$2,230,248	$2,247,878
Adjusted EBITDA (a) (b)	$385,268	$420,292
Net Debt to Adjusted EBITDA	5.8x	5.3x
Net Debt and Preferred Stock to Adjusted EBITDA	6.1x	5.7x

Net debt	$2,230,248	$2,247,878
Add: pro rata share of our investment property unconsolidated joint ventures' total debt	—	28,507
Less: pro rata share of our investment property unconsolidated joint ventures' cash and cash equivalents	—	(1,316)
Combined net debt	$2,230,248	$2,275,069
Combined Adjusted EBITDA (a) (b)	$385,268	$423,368
Combined Net Debt to Combined Adjusted EBITDA	5.8x	5.4x
Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA	6.1x	5.7x

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.

(b)	Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

4th Quarter 2014 Supplemental Information	6

Retail Properties of America, Inc.
Unsecured Credit Facility Covenants (a)
(amounts in thousands, except percentages and ratios)

	Covenant		December 31, 2014

Leverage ratio	< 60.0%	(b)	39.75%

Fixed charge coverage ratio	> 1.50x		2.34x

Secured indebtedness as a percentage of Total Asset Value	< 45.0%	(b)	27.91%

Unencumbered asset pool covenants:

Leverage ratio	< 60.0%	(b)	28.29%

Unencumbered interest coverage ratio	> 1.75x		7.61x

(a)
For a complete listing of all covenants related to our unsecured credit facility (comprised of the unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013.

(b)	Based upon a capitalization rate of 7.25%.

4th Quarter 2014 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of December 31, 2014
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate		WA Years to Maturity

Fixed rate mortgages payable (a)	$1,616,063	6.03%		4.0 years
Variable rate construction loan	14,900	2.44%		0.8 years
Total mortgages payable	1,630,963	5.99%		3.9 years

Unsecured notes payable:
Series A senior notes	100,000	4.12%		6.5 years
Series B senior notes	150,000	4.58%		9.5 years
Total unsecured notes payable	250,000	4.40%		8.3 years

Unsecured credit facility:
Fixed rate portion of term loan (b)	300,000	1.99%		3.4 years
Variable rate portion of term loan	150,000	1.62%		3.4 years
Variable rate revolving line of credit	—	1.67%		2.4 years
Total unsecured credit facility	450,000	1.87%		3.4 years

Total consolidated indebtedness	$2,330,963	5.03%	(c)	4.3 years

Consolidated Debt Maturity Schedule as of December 31, 2014

Year	Fixed Rate (a)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt	Total	% of Total	WA Rates on Total Debt

2015	$376,659	5.59%	$14,900	2.44%	$391,559	16.8%	5.47%
2016	67,736	5.06%	—	—	67,736	2.9%	5.06%
2017	321,126	5.53%	—	—	321,126	13.8%	5.53%
2018	312,414	2.18%	150,000	1.62%	462,414	19.8%	2.00%
2019	502,882	7.50%	—	—	502,882	21.6%	7.50%
2020	22,672	7.52%	—	—	22,672	1.0%	7.52%
2021	122,304	4.27%	—	—	122,304	5.2%	4.27%
2022	216,171	4.87%	—	—	216,171	9.3%	4.87%
2023	30,739	4.15%	—	—	30,739	1.3%	4.15%
2024	150,680	4.58%	—	—	150,680	6.5%	4.58%
Thereafter	42,680	4.66%	—	—	42,680	1.8%	4.66%
Total	$2,166,063	5.28%	$164,900	1.69%	$2,330,963	100.0%	5.03%	(c)

(a)
Excludes mortgage premium of $3,972 and discount of $(470), net of accumulated amortization, that was outstanding as of December 31, 2014 and a mortgage payable of $8,075 associated with one investment property classified as held for sale as of December 31, 2014. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(b)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of December 31, 2014.

(c)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of December 31, 2014, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 5.18%.

4th Quarter 2014 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2014
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 12/31/2014
Consolidated Indebtedness
Pool #2 (7 properties) (b)	03/01/15	6.39%		Fixed	Secured	$18,525	(b)
Bison Hollow	04/01/15	6.39%		Fixed	Secured	7,408
Grapevine Crossing	04/01/15	6.39%		Fixed	Secured	11,119
Pool #4 (6 properties)	04/01/15	6.39%		Fixed	Secured	10,886
New Forest Crossing	04/01/15	6.39%		Fixed	Secured	8,845
Vail Ranch Plaza	04/01/15	6.39%		Fixed	Secured	10,716
Ashland & Roosevelt	09/01/15	6.39%		Fixed	Secured	7,912
Montecito Crossing	09/01/15	5.90%		Fixed	Secured	16,546
Huebner Oaks Center	09/05/15	5.75%		Fixed	Secured	36,654
John's Creek Village	10/01/15	5.17%		Fixed	Secured	21,118
Pool #7 (3 properties)	11/01/15	6.39%		Fixed	Secured	21,862
The Orchard	11/01/15	6.39%		Fixed	Secured	11,669
Green Valley Crossing	11/02/15	2.44%	(c)	Variable	Secured	14,900
Jefferson Commons	12/01/15	5.14%		Fixed	Secured	56,500
King Philip's Crossing	12/01/15	6.39%		Fixed	Secured	10,301
Rite Aid (Eckerds) portfolio (22 properties)	12/11/15	4.91%		Fixed	Secured	53,106
New York Life portfolio (3 properties)	12/31/15	4.75%		Fixed	Secured	59,133
HQ Building	01/01/16	6.39%		Fixed	Secured	9,070
Cypress Mill Plaza	02/01/16	4.26%		Fixed	Secured	8,310
MacArthur Crossing	07/01/16	7.30%		Fixed	Secured	6,799
Heritage Towne Crossing	09/30/16	4.52%		Fixed	Secured	8,124
Oswego Commons	12/01/16	3.35%		Fixed	Secured	21,000
The Gateway	04/01/17	6.57%		Fixed	Secured	95,853
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	56,941
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	84,578
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,386
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,730
Lincoln Park	12/01/17	4.05%		Fixed	Secured	26,037
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,487
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,574
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,788
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,550
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,277
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,996
Forks Town Center	10/01/19	7.70%		Fixed	Secured	8,219
IW JV 2009 portfolio (53 properties)	12/01/19	7.50%		Fixed	Secured	462,896	(d)
Eastwood Towne Center	05/01/20	8.00%		Fixed	Secured	21,865
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,222
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	35,897
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	20,000
Reisterstown Road Plaza	07/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	36,377
Greensburg Commons	03/01/26	4.83%		Fixed	Secured	10,250
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	27,281
Total mortgages payable						$1,630,963

4th Quarter 2014 Supplemental Information	9

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2014
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 12/31/2014

Series A senior notes	06/30/21	4.12%		Fixed	Unsecured	$100,000
Series B senior notes	06/30/24	4.58%		Fixed	Unsecured	150,000
Total unsecured notes payable						250,000

Term loan	05/11/18	1.99%	(e)	Fixed	Unsecured	300,000
Term loan	05/11/18	1.62%		Variable	Unsecured	150,000
Revolving line of credit	05/12/17	1.67%		Variable	Unsecured	—
Total unsecured credit facility						450,000

Mortgage premium						3,972
Mortgage discount						(470)

Total consolidated indebtedness						$2,334,465

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of December 31, 2014, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 5.18%.

(b)	These mortgages were paid off subsequent to December 31, 2014.

(c)	The loan balance bears interest at a floating rate of LIBOR + 2.25%.

(d)	Excludes $8,075 associated with one of the 54 investment properties securing the mortgage payable that is classified as held for sale as of December 31, 2014.

(e)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of December 31, 2014.

4th Quarter 2014 Supplemental Information	10

Retail Properties of America, Inc.
Acquisitions for the Year Ended December 31, 2014
(amounts in thousands, except square footage amounts)

				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture	Property Type	Gross Leasable Area (GLA)	Acquisition Price	Mortgage Debt	GLA	Acquisition Price	Mortgage Debt
Acquisitions:
Third party
Heritage Square	February 27, 2014	n/a	Multi-tenant retail	53,100	$18,022	$—	53,100	$18,022	$—
Bed Bath & Beyond Plaza (a)	February 27, 2014	n/a	Ground lease interest (a)	—	10,350	—	—	10,350	—
Southlake Town Square - Del Frisco's Grille (b)	June 23, 2014	n/a	Single-user outparcel (b)	8,500	6,369	—	8,500	6,369	—
Avondale Plaza	November 20, 2014	n/a	Multi-tenant retail	39,000	15,070	—	39,000	15,070	—
Lakewood Towne Center - Parcel (b)	December 30, 2014	n/a	Multi-tenant parcel (b)	44,000	5,750	—	44,000	5,750	—
				144,600	55,561	—	144,600	55,561	—
Acquisition of our partner's interest (c)
Commons at Royal Palm	June 5, 2014	(c)	Multi-tenant retail	158,300	15,500	—	126,600	12,400	—
Gardiner Manor Mall	June 5, 2014	(c)	Multi-tenant retail	220,700	70,250	36,167	176,600	56,200	28,933
Huebner Oaks Center	June 5, 2014	(c)	Multi-tenant retail	287,200	85,500	36,961	229,800	68,400	29,569
John's Creek Village	June 5, 2014	(c)	Multi-tenant retail	192,200	41,000	21,299	153,800	32,800	17,039
Lincoln Park	June 5, 2014	(c)	Multi-tenant retail	148,800	54,750	26,271	119,000	43,800	21,017
Oswego Commons	June 5, 2014	(c)	Multi-tenant retail	187,600	25,500	21,000	150,100	20,400	16,800
				1,194,800	292,500	141,698	955,900	234,000	113,358

			Total acquisitions	1,339,400	$348,061	$141,698	1,100,500	$289,561	$113,358

(a)
We acquired the fee interest in an existing wholly-owned multi-tenant retail operating property, which was previously subject to a ground lease with a third party. As a result, the total number of properties in our portfolio was not affected.

(b)
We acquired an outparcel at Southlake Town Square and a parcel at Lakewood Towne Center, both of which are existing wholly-owned multi-tenant retail operating properties. As a result, the total number of properties in our portfolio was not affected by either transaction.

(c)
On June 5, 2014, we dissolved our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture and acquired their 80% ownership interest in the six multi-tenant retail properties owned by the joint venture. The purchase price at 100% above represents the agreed upon value of the properties and the purchase price at pro rata share above represents the price paid to acquire our partner's 80% interest in the properties.

4th Quarter 2014 Supplemental Information	11

Retail Properties of America, Inc.
Dispositions for the Year Ended December 31, 2014
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration	Mortgage Debt
Consolidated Dispositions (a):
Riverpark Phase IIA	March 11, 2014	Single-user retail	64,300	$9,269	$—	(b)
Midtown Center	April 1, 2014	Multi-tenant retail	408,500	47,150	—	(c)
Beachway Plaza & Cornerstone Plaza	May 16, 2014	Multi-tenant retail	189,600	24,450	—	(d)
Battle Ridge Pavilion	August 1, 2014	Multi-tenant retail	103,500	14,100	—
Stanley Works/Mac Tools	August 15, 2014	Single-user office	72,500	10,350	—
Fisher Scientific	August 15, 2014	Single-user office	114,700	14,000	—
Boston Commons	August 19, 2014	Multi-tenant retail	103,400	9,820	—	(e)
Greenwich Center	August 19, 2014	Multi-tenant retail	182,600	22,700	—	(f)
Crossroads Plaza CVS	August 26, 2014	Single-user retail	16,000	7,650	—	(g)
Four Peaks Plaza	August 27, 2014	Multi-tenant retail	140,400	9,900	9,713
Gloucester Town Center	October 2, 2014	Multi-tenant retail	107,200	10,350	—	(h)

Rite Aid (Eckerd) - Hellertown	October 20, 2014	Single-user retail	13,800
Rite Aid (Eckerd) - Lebanon	October 20, 2014	Single-user retail	13,800
Rite Aid (Eckerd) - Punxsutawney	October 20, 2014	Single-user retail	13,800
Walgreens - West Allis	October 20, 2014	Single-user retail	13,900
CVS Pharmacy - Montevallo	October 20, 2014	Single-user retail	10,100
Total Drug Store Portfolio			65,400	24,400	—	(i)

Shoppes at Stroud	October 29, 2014	Multi-tenant retail	136,400	26,850	—
The Market at Clifty Crossing	October 31, 2014	Multi-tenant retail	175,900	19,150	—	(j)
Crockett Square	November 5, 2014	Multi-tenant retail	107,100	9,750	—
Mission Crossing	November 24, 2014	Multi-tenant retail	178,200	24,250	—	(k)
Plaza at Riverlakes	December 4, 2014	Multi-tenant retail	102,800	17,350	—	(l)
Harvest Towne Center - Taco Bell outparcel	December 5, 2014	Single-user outparcel	2,600	700	—	(m)
Diebold Warehouse	December 16, 2014	Single-user industrial	158,700	11,500	—
Newburgh Crossing	December 22, 2014	Multi-tenant retail	62,900	10,000	—
		Total dispositions	2,492,700	$323,689	$9,713

(a)
We elected to early adopt a new accounting pronouncement related to discontinued operations treatment effective January 1, 2014. As a result, the investment properties that were sold or held for sale during 2014, except for Riverpark Phase IIA, which qualified for discontinued operations treatment under the previous standard, did not qualify for discontinued operations and, as such, are reflected in continuing operations in the consolidated statements of operations.

(b)	We repaid the $6,435 mortgage payable prior to the disposition of the property.

(c)	We repaid the $30,124 mortgage payable prior to the disposition of the property.

(d)
The terms of the sale of Beachway Plaza and Cornerstone Plaza were negotiated as a single transaction. We repaid the $4,782 mortgage payable on Cornerstone Plaza, which was part of the $23,334 JPM Pool #1 loan repayment, prior to the disposition of the property.

(e)	We repaid the $8,391 mortgage payable prior to the disposition of the property.

(f)	We repaid the $14,475 mortgage payable prior to the disposition of the property.

(g)	We repaid the $4,229 mortgage payable prior to the disposition of the property.

(h)	We repaid the $8,855 mortgage payable, which was part of the $45,198 JPM Pool #5 loan repayment, prior to the disposition of the property.

(i)
We repaid the $2,193 mortgage payable on Walgreens - West Allis and the $1,785 mortgage payable on CVS Pharmacy - Montevallo, which were part of the $6,969 JPM Pool #3 loan repayment, prior to the disposition of the properties.

(j)	We repaid the $12,945 mortgage payable prior to the disposition of the property.

(k)
The disposition of Mission Crossing was executed in two separate transactions for a total sales price of $24,250. The 163,400 square foot multi-tenant retail property, excluding the Walgreens outparcel, was sold for $17,250 to a third party and the 14,800 square foot Walgreens outparcel was sold for $7,000 to a different third party. We repaid the $11,639 mortgage payable, which was part of the $45,198 JPM Pool #5 loan repayment, prior to the disposition of the property.

(l)	We repaid the $8,551 mortgage payable, which was part of the $45,198 JPM Pool #5 loan repayment, prior to the disposition of the property.

(m)	We defeased $4,830 of the IW JV 2009 portfolio to unencumber Harvest Towne Center prior to the disposition of the outparcel.

4th Quarter 2014 Supplemental Information	12

Retail Properties of America, Inc.
Property Overview as of December 31, 2014
(dollar amounts and square footage in thousands)

Total Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail:
North	69	9,126	29.9%	95.4%	96.3%	$135,881	30.7%	$15.61
East	60	8,278	27.1%	95.7%	96.9%	107,930	24.4%	13.62
West	26	5,588	18.3%	91.7%	93.2%	79,086	17.8%	15.43
South	53	7,531	24.7%	93.1%	94.3%	120,101	27.1%	17.13
Total - Retail	208	30,523	100.0%	94.2%	95.4%	442,998	100.0%	15.41

Office	5	1,130		100.0%	100.0%	13,953		12.35

Total Operating Portfolio	213	31,653		94.4%	95.6%	$456,951		$15.29

(a)	Excludes one multi-tenant retail operating property and one single-user office property classified as held for sale as of December 31, 2014.

(b)	Percentages are only provided for our retail operating portfolio.

4th Quarter 2014 Supplemental Information	13

Retail Properties of America, Inc.
State/Regional Summary as of December 31, 2014
(dollar amounts and square footage in thousands)

Total Operating Portfolio (a):
Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.5%	98.7%	98.7%	$7,539	1.7%	$17.01
Indiana	3	477	1.6%	96.6%	97.1%	4,508	1.0%	9.78
Maine	1	190	0.6%	94.9%	97.4%	1,491	0.3%	8.27
Maryland	8	2,300	7.6%	91.9%	91.9%	32,440	7.3%	15.35
Massachusetts	2	643	2.1%	99.4%	99.4%	7,332	1.7%	11.47
Michigan	2	468	1.5%	96.1%	96.1%	8,314	1.9%	18.49
New Jersey	1	158	0.5%	100.0%	100.0%	1,576	0.4%	9.97
New York	32	2,116	6.9%	98.5%	98.6%	44,024	9.9%	21.12
Ohio	3	408	1.3%	79.5%	91.9%	2,591	0.6%	7.99
Pennsylvania	8	1,157	3.8%	98.2%	98.2%	14,059	3.2%	12.37
Rhode Island	3	271	0.9%	91.9%	98.8%	3,758	0.8%	15.09
Vermont	1	489	1.6%	95.9%	95.9%	8,249	1.9%	17.59
Subtotal - North	69	9,126	29.9%	95.4%	96.3%	135,881	30.7%	15.61

East
Alabama	5	362	1.2%	100.0%	100.0%	4,761	1.1%	13.15
Florida	11	1,385	4.5%	92.7%	96.5%	19,502	4.4%	15.19
Georgia	11	1,817	5.9%	97.2%	97.2%	22,406	5.1%	12.69
Illinois	6	963	3.2%	94.7%	96.5%	16,322	3.7%	17.90
Missouri	5	812	2.7%	90.7%	94.1%	8,420	1.9%	11.43
North Carolina	3	681	2.2%	100.0%	100.0%	7,374	1.7%	10.83
South Carolina	11	1,268	4.1%	97.5%	97.5%	15,016	3.4%	12.15
Tennessee	6	602	2.0%	95.9%	95.9%	6,828	1.5%	11.83
Virginia	2	388	1.3%	94.0%	95.6%	7,301	1.6%	20.02
Subtotal - East	60	8,278	27.1%	95.7%	96.9%	107,930	24.4%	13.62

West
Arizona	3	632	2.1%	97.2%	98.5%	10,238	2.3%	16.67
California	8	1,235	4.0%	94.5%	96.8%	22,552	5.1%	19.32
Colorado	2	475	1.6%	90.0%	94.1%	5,064	1.1%	11.85
Kansas	1	236	0.8%	95.2%	95.2%	2,249	0.5%	10.01
Montana	1	162	0.5%	100.0%	100.0%	1,992	0.4%	12.30
Nevada	3	607	2.0%	86.3%	88.1%	9,387	2.1%	17.92
New Mexico	1	224	0.7%	99.4%	99.4%	3,570	0.8%	16.03
Utah	1	623	2.0%	79.5%	79.5%	6,436	1.5%	12.99
Washington	6	1,394	4.6%	92.4%	93.6%	17,598	4.0%	13.66
Subtotal - West	26	5,588	18.3%	91.7%	93.2%	79,086	17.8%	15.43

South
Louisiana	2	176	0.6%	100.0%	100.0%	1,922	0.4%	10.92
Oklahoma	6	164	0.5%	100.0%	100.0%	2,398	0.5%	14.62
Texas	45	7,191	23.6%	92.8%	94.1%	115,781	26.2%	17.35
Subtotal - South	53	7,531	24.7%	93.1%	94.3%	120,101	27.1%	17.13

Total - Retail	208	30,523	100.0%	94.2%	95.4%	442,998	100.0%	15.41

Office	5	1,130		100.0%	100.0%	13,953		12.35

Total Operating Portfolio	213	31,653		94.4%	95.6%	$456,951		$15.29

(a)	Excludes one multi-tenant retail operating property and one single-user office property classified as held for sale as of December 31, 2014.

(b)	Percentages are only provided for our retail operating portfolio.

4th Quarter 2014 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of December 31, 2014
(square footage in thousands)

Total Retail Operating Portfolio (a):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	69	9,126	95.4%	5,718	99.1%	1,576	95.8%	794	89.9%	1,038	78.7%
East	60	8,278	95.7%	4,408	98.3%	1,595	100.0%	796	92.8%	1,479	84.9%
West	26	5,588	91.7%	2,874	97.4%	1,182	91.8%	587	81.1%	945	81.0%
South	53	7,531	93.1%	3,241	96.9%	1,431	93.2%	1,090	90.3%	1,769	87.7%
Total - Consolidated at 100%	208	30,523	94.2%	16,241	98.1%	5,784	95.5%	3,267	89.1%	5,231	83.9%

Total - % Leased including Signed	208	30,523	95.4%	16,241	99.1%	5,784	96.8%	3,267	90.8%	5,231	85.1%

(a)	Excludes one multi-tenant retail operating property classified as held for sale as of December 31, 2014.

4th Quarter 2014 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of December 31, 2014
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio based on ABR as of December 31, 2014. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.

Best Buy Co., Inc.	Best Buy, Pacific Sales	24	953	3.3%	$14,202	3.2%	$14.90

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	11	675	2.3%	13,275	3.0%	19.67

Ross Stores, Inc.		37	1,087	3.8%	11,780	2.7%	10.84

The TJX Companies, Inc.	HomeGoods, Marshalls, TJ Maxx	43	1,255	4.4%	11,737	2.6%	9.35

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	28	736	2.6%	9,841	2.2%	13.37

PetSmart, Inc.		31	645	2.2%	9,525	2.2%	14.77

Rite Aid Corporation		31	387	1.3%	9,356	2.1%	24.18

The Home Depot, Inc.	Home Depot, Home Decorators	9	1,003	3.5%	8,390	1.9%	8.36

The Sports Authority, Inc.		15	643	2.2%	7,635	1.7%	11.87

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	26	588	2.0%	6,950	1.6%	11.82

Regal Entertainment Group	Edwards Cinema	2	219	0.8%	6,785	1.5%	30.98

Office Depot, Inc.	Office Depot, OfficeMax	23	472	1.6%	6,601	1.5%	13.99

Pier 1 Imports, Inc.		30	307	1.1%	5,971	1.3%	19.45

Publix Super Markets Inc.		12	511	1.8%	5,405	1.2%	10.58

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	10	495	1.7%	5,348	1.2%	10.80

Staples, Inc.		15	325	1.1%	5,032	1.1%	15.48

Ascena Retail Group Inc.	Catherine's, Dress Barn, Justice, Lane Bryant, Maurices	46	250	0.9%	5,015	1.1%	20.06

The Gap, Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store	25	344	1.2%	4,792	1.1%	13.93

Wal-Mart Stores, Inc.	Wal-Mart, Sam's Club	5	761	2.6%	4,780	1.1%	6.28

Barnes & Noble, Inc.		11	280	1.0%	4,637	1.0%	16.56
Total Top Retail Tenants		434	11,936	41.4%	$157,057	35.3%	$13.16

4th Quarter 2014 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of December 31, 2014 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q4 2014	139	732	$18.91	$18.54	2.00%	5.12	$11.77
Q3 2014	188	1,200	$15.31	$14.66	4.43%	5.88	$5.56
Q2 2014	180	958	$15.12	$14.27	5.96%	5.14	$5.93
Q1 2014	204	1,075	$17.70	$16.51	7.21%	5.32	$4.44
Total - 12 months	711	3,965	$16.44	$15.62	5.25%	5.41	$6.49

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2014	82	363	$18.86	$18.47	2.11%	4.03	$0.45
Q3 2014	122	938	$15.12	$14.55	3.92%	5.53	$1.34
Q2 2014	119	728	$14.46	$13.71	5.47%	4.80	$0.34
Q1 2014	152	877	$17.44	$16.41	6.28%	5.06	$1.12
Total - 12 months	475	2,906	$16.12	$15.39	4.74%	4.99	$0.91

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2014	14	53	$19.29	$19.00	1.53%	8.25	$29.59
Q3 2014	16	64	$18.02	$16.27	10.76%	8.66	$26.62
Q2 2014	17	47	$25.20	$22.85	10.28%	7.42	$28.68
Q1 2014	9	26	$26.70	$20.09	32.90%	8.33	$51.34
Total - 12 months	56	190	$21.33	$19.18	11.21%	8.14	$31.31

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2014	43	316	$12.20	n/a	n/a	6.21	$21.80
Q3 2014	50	198	$20.29	n/a	n/a	6.32	$18.70
Q2 2014	44	183	$17.82	n/a	n/a	5.39	$22.24
Q1 2014	43	172	$14.21	n/a	n/a	6.05	$14.37
Total - 12 months	180	869	$15.63	n/a	n/a	6.01	$19.72

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

4th Quarter 2014 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of December 31, 2014
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of December 31, 2014, of lease expirations scheduled to occur during 2015 and each of the nine calendar years from 2016 to 2024 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio, excluding one multi-tenant retail operating property classified as held for sale as of December 31, 2014. The following tables are based on leases commenced as of December 31, 2014. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	370	1,713	6.0%	5.6%	$27,894	6.3%	$16.28	$28,128	$16.42
2016	447	2,446	8.5%	8.1%	44,658	10.1%	18.26	45,054	18.42
2017	442	2,891	10.0%	9.4%	45,354	10.2%	15.69	46,226	15.99
2018	452	3,169	11.0%	10.4%	53,742	12.1%	16.96	55,471	17.50
2019	545	4,625	16.1%	15.1%	77,431	17.5%	16.74	80,013	17.30
2020	256	3,182	11.1%	10.4%	42,158	9.5%	13.25	45,099	14.17
2021	102	1,542	5.4%	5.1%	22,780	5.2%	14.77	24,572	15.94
2022	102	2,069	7.2%	6.8%	28,138	6.4%	13.60	30,323	14.66
2023	107	1,705	6.0%	5.6%	25,771	5.8%	15.11	27,599	16.19
2024	127	2,205	7.6%	7.2%	29,836	6.7%	13.53	32,000	14.51
Thereafter	92	3,114	10.8%	10.2%	43,471	9.8%	13.96	48,892	15.70
Month to month	47	103	0.3%	0.3%	1,765	0.4%	17.14	1,765	17.14
Total	3,089	28,764	100.0%	94.2%	$442,998	100.0%	$15.41	$465,142	$16.17

Leases signed but not commenced	39	357	—	1.2%	$4,970	—	$13.92	$5,463	$15.30
Available		1,402	—	4.6%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	33	844	3.0%	2.8%	$9,479	2.1%	$11.23	$9,568	$11.34
2016	61	1,360	4.7%	4.5%	18,927	4.3%	13.92	18,943	13.93
2017	57	1,815	6.3%	5.9%	18,569	4.2%	10.23	18,640	10.27
2018	69	1,990	6.9%	6.5%	24,985	5.6%	12.56	25,301	12.71
2019	121	3,360	11.7%	11.0%	46,470	10.5%	13.83	47,215	14.05
2020	91	2,563	8.9%	8.4%	28,271	6.4%	11.03	29,848	11.65
2021	38	1,275	4.5%	4.2%	17,104	3.9%	13.41	18,248	14.31
2022	52	1,853	6.4%	6.1%	22,598	5.1%	12.20	24,051	12.98
2023	45	1,460	5.1%	4.8%	19,833	4.5%	13.58	20,851	14.28
2024	62	1,963	6.8%	6.4%	23,564	5.3%	12.00	24,766	12.62
Thereafter	53	2,968	10.3%	9.7%	39,381	8.9%	13.27	43,890	14.79
Month to month	1	10	—%	—%	112	—%	11.20	112	11.20
Total	683	21,461	74.6%	70.3%	$269,293	60.8%	$12.55	$281,433	$13.11

Leases signed but not commenced	9	238	—	0.8%	$2,349	—	$9.87	$2,516	$10.57
Available		324	—	1.1%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	337	869	3.0%	2.8%	$18,415	4.2%	$21.19	$18,560	$21.36
2016	386	1,086	3.8%	3.6%	25,731	5.8%	23.69	26,111	24.04
2017	385	1,076	3.7%	3.5%	26,785	6.0%	24.89	27,586	25.64
2018	383	1,179	4.1%	3.9%	28,757	6.5%	24.39	30,170	25.59
2019	424	1,265	4.4%	4.1%	30,961	7.0%	24.48	32,798	25.93
2020	165	619	2.2%	2.0%	13,887	3.1%	22.43	15,251	24.64
2021	64	267	0.9%	0.9%	5,676	1.3%	21.26	6,324	23.69
2022	50	216	0.8%	0.7%	5,540	1.3%	25.65	6,272	29.04
2023	62	245	0.9%	0.8%	5,938	1.3%	24.24	6,748	27.54
2024	65	242	0.8%	0.8%	6,272	1.4%	25.92	7,234	29.89
Thereafter	39	146	0.5%	0.5%	4,090	0.9%	28.01	5,002	34.26
Month to month	46	93	0.3%	0.3%	1,653	0.4%	17.77	1,653	17.77
Total	2,406	7,303	25.4%	23.9%	$173,705	39.2%	$23.79	$183,709	$25.16

Leases signed but not commenced	30	119	—	0.4%	$2,621	—	$22.03	$2,947	$24.76
Available		1,078	—	3.5%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

4th Quarter 2014 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO)
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO. Management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other real estate investment trusts (REITs). We believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO does not represent an alternative to "Net Income" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Operating FFO
Operating FFO is defined as FFO excluding the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our core business platform, our real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO. We believe that Operating FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITS. Operating FFO does not represent an alternative to "Net Income" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI) and Combined NOI from Continuing Operations
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Combined NOI from Continuing Operations represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, excluding discontinued operations associated with those ventures. We believe that NOI and Combined NOI from Continuing Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI from Continuing Operations provide an operating perspective not immediately apparent from GAAP operating income or net income attributable to common shareholders. We use NOI and Combined NOI from Continuing Operations to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations
Same Store NOI represents NOI from our same store portfolio consisting of 197 operating properties acquired or placed in service and stabilized prior to January 1, 2013. NOI from Other Investment Properties represents NOI primarily from properties acquired during 2013 and 2014, our development properties, a property where we began activities during 2014 in anticipation of a future redevelopment, the investment properties that were sold or held for sale in 2014 that did not qualify for discontinued operations treatment, and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. Combined NOI from Discontinued Operations represents NOI from discontinued operations plus our pro rata share of NOI from discontinued operations from our investment property unconsolidated joint ventures. We believe that Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

4th Quarter 2014 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA and Combined Adjusted EBITDA
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA and Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt, plus preferred stock, less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

4th Quarter 2014 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Operating revenues:
Same store investment properties (197 properties):
Rental income	$100,280	$97,952	$395,800	$386,962
Tenant recovery income	24,997	24,356	96,130	91,295
Other property income	1,724	1,630	6,749	6,759
Other investment properties:
Rental income	17,823	15,023	72,734	46,287
Tenant recovery income	4,636	3,792	19,589	10,667
Other property income	194	113	795	286
Operating expenses:
Same store investment properties (197 properties):
Property operating expenses	(20,017)	(19,220)	(77,114)	(76,287)
Real estate taxes	(16,970)	(15,889)	(65,339)	(63,758)
Other investment properties:
Property operating expenses	(3,660)	(3,155)	(16,355)	(9,082)
Real estate taxes	(3,748)	(2,685)	(13,434)	(7,433)

NOI from continuing operations:
Same store investment properties	90,014	88,829	356,226	344,971
Other investment properties	15,245	13,088	63,329	40,725
Total NOI from continuing operations	105,259	101,917	419,555	385,696

Other income (expense):
Straight-line rental income, net	802	454	4,781	(381)
Amortization of acquired above and below market lease intangibles, net	861	93	2,076	976
Amortization of lease inducements	(174)	(122)	(707)	(253)
Lease termination fees	2,388	7,278	2,667	8,605
Straight-line ground rent expense	(955)	(1,211)	(3,889)	(3,486)
Amortization of acquired ground lease intangibles	140	93	560	93
Depreciation and amortization	(52,385)	(60,134)	(215,966)	(222,710)
Provision for impairment of investment properties	(11,825)	(32,303)	(72,203)	(59,486)
General and administrative expenses	(11,435)	(8,370)	(34,229)	(31,533)
Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in loss of unconsolidated joint ventures, net	(645)	(510)	(2,088)	(1,246)
Gain on sale of joint venture interest	—	17,499	—	17,499
Gain on change in control of investment properties	—	5,435	24,158	5,435
Interest expense	(32,743)	(34,440)	(133,835)	(146,805)
Other income, net	76	595	5,459	4,741
Total other expense	(105,895)	(105,643)	(418,958)	(428,551)

(Loss) income from continuing operations	(636)	(3,726)	597	(42,855)

Discontinued operations:
Income (loss), net	—	6,169	(148)	9,396
Gain on sales of investment properties	—	34,644	655	41,279
Income from discontinued operations	—	40,813	507	50,675
Gain on sales of investment properties	26,501	—	42,196	5,806
Net income	25,865	37,087	43,300	13,626
Net income attributable to the Company	25,865	37,087	43,300	13,626
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$23,502	$34,724	$33,850	$4,176

NOI:
Consolidated NOI from continuing operations	$105,259	$101,917	$419,555	$385,696
Pro rata share of investment property unconsolidated joint ventures NOI (a)	—	1,006	1,655	10,710
Combined NOI from continuing operations	$105,259	$102,923	$421,210	$396,406

(a)	Amounts shown net of intercompany eliminations and inclusive of amounts from continuing operations only.

4th Quarter 2014 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended December 31,
	2014	2013

Net income attributable to common shareholders	$23,502	$34,724
Preferred stock dividends	2,363	2,363
Interest expense	32,743	34,440
Interest expense (discontinued operations)	—	364
Depreciation and amortization	52,385	60,134
Depreciation and amortization (discontinued operations)	—	1,244
Gain on sales of investment properties	(26,501)	—
Gain on sales of investment properties (discontinued operations)	—	(34,644)
Gain on sale of joint venture interest	—	(17,499)
Gain on change in control of investment properties	—	(5,435)
Gain on extinguishment of other liabilities (discontinued operations)	—	(3,511)
Provision for impairment of investment properties	11,825	32,303
Provision for impairment of investment properties (discontinued operations)	—	590
Adjusted EBITDA	$96,317	$105,073
Annualized	$385,268	$420,292

Pro rata share of adjustments from investment property unconsolidated joint ventures (a):
Interest expense	—	356
Depreciation and amortization	—	485
Amortization of basis	—	(72)
Combined Adjusted EBITDA	$96,317	$105,842
Annualized	$385,268	$423,368
Reconciliation of Operating Income (Loss) from Discontinued Operations to NOI (Net Operating Loss) from Discontinued Operations

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Operating revenues:
Rental income	$—	$4,479	$(124)	$24,744
Tenant recovery income	—	702	144	5,142
Other property income	—	84	23	389
Operating expenses:
Property operating expenses	—	(694)	(121)	(4,297)
Real estate taxes	—	(769)	(3)	(5,664)
NOI (Net operating loss) from discontinued operations	—	3,802	(81)	20,314

Other (expense) income:
Straight-line rental income, net	—	(6)	1	(265)
Amortization of acquired above and below market lease intangibles, net	—	11	—	159
Amortization of lease inducements	—	(43)	—	(190)
Lease termination fees	—	1,138	—	7,182
Straight-line ground lease expense	—	(105)	—	(505)
Depreciation and amortization	—	(1,244)	—	(11,075)
Provision for impairment of investment properties	—	(590)	—	(32,547)
Gain on extinguishment of debt	—	—	—	26,331
Gain on extinguishment of other liabilities	—	3,511	—	3,511
Interest expense	—	(364)	(68)	(3,632)
Other income, net	—	59	—	113
Total other income (expense):	—	2,367	(67)	(10,918)

Operating income (loss) from discontinued operations	$—	$6,169	$(148)	$9,396

NOI (Net operating loss) from discontinued operations
Consolidated	$—	$3,802	$(81)	$20,314
Pro rata share of investment property unconsolidated joint ventures (a)	—	—	—	341
Combined NOI (Net operating loss) from discontinued operations	$—	$3,802	$(81)	$20,655

(a)	Amounts shown net of intercompany eliminations.

4th Quarter 2014 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Pro Rata Share of Net Income to NOI from Investment Property Unconsolidated Joint Ventures

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Operating revenues:
Same store investment properties:
Rental income	$—	$1,047	$—	$4,130
Tenant recovery income	—	337	—	1,391
Other property income	—	7	—	24
Other investment properties (MS Inland and RioCan):
Rental income	—	—	1,764	6,767
Tenant recovery income	—	—	599	2,248
Other property income	—	—	8	14
Discontinued operations properties (Hampton):
Rental income	—	—	—	335
Tenant recovery income	—	—	—	124
Other property income	—	—	—	—
Operating expenses:
Same store investment properties:
Property operating expenses	—	(119)	—	(486)
Real estate taxes	—	(266)	—	(1,053)
Other investment properties (MS Inland and RioCan):
Property operating expenses	—	—	(248)	(832)
Real estate taxes	—	—	(468)	(1,493)
Discontinued operations properties (Hampton):
Property operating expenses	—	—	—	(60)
Real estate taxes	—	—	—	(58)

NOI:
Same store investment properties	—	1,006	—	4,006
Other investment properties (MS Inland and RioCan)	—	—	1,655	6,704
Discontinued operations properties (Hampton)	—	—	—	341
Total NOI	—	1,006	1,655	11,051

Other income (expense) from continuing operations:
Straight-line rental income, net	—	7	8	155
Amortization of acquired above and below market lease intangibles, net	—	2	6	(52)
Amortization of lease inducements	—	(10)	(16)	(39)
Lease termination fees	—	—	2	49
Depreciation and amortization	—	(485)	(823)	(7,132)
Gain (loss) on lease terminations	—	26	34	(152)
General and administrative expenses	—	(7)	(18)	(130)
Interest expense, net	—	(356)	(606)	(1,642)
Other income (expense), net	—	3	(1)	413
Total other expense	—	(820)	(1,414)	(8,530)

Other expense from discontinued operations, net	—	—	—	(437)

Gain on sales of investment properties	—	—	—	977

Net income	$—	$186	$241	$3,061

4th Quarter 2014 Supplemental Information	23